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                                                                    Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT



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Heartland Bancshares, Inc.

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                                           Percentage                 State of
Subsidiaries (1)                             Owned                 Incorporation
----------------                           ----------              -------------
Heartland National Bank                       100%                 United States


Subsidiaries of Heartland National Bank
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Herrin First Service Corporation              100%                 Illinois

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